Exhibit 99.1

PRESS RELEASE	Contact:	Jeffrey Freedman, VP IR
Allis-Chalmers Energy
713-369-0550
     IMMEDIATE RELEASE
Allis-Chalmers Announces Private Placement of Senior Notes
Houston, Texas — July 25, 2008 — Allis-Chalmers Energy Inc. (NYSE: ALY) announced today that it intends to offer $350 million aggregate principal amount of senior notes due 2018 in a private placement. Allis-Chalmers plans to use the net proceeds of this offering to fund the cash consideration payable by Allis-Chalmers in connection with its previously announced pending acquisition of Bronco Drilling Company, Inc. (by means of a merger of Bronco Drilling with and into a wholly owned subsidiary of Allis-Chalmers), to repay Bronco Drilling’s outstanding debt and for working capital and other general corporate purposes.
The notes will be offered to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, and outside the United States to persons other than U.S. persons, in reliance on Regulation S. The offer and sale of the notes will not be registered under the Securities Act of 1933, and the notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.
This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.
Important Information
In connection with the proposed merger, Allis-Chalmers and Bronco Drilling have filed a preliminary joint proxy statement/prospectus and both companies have filed and will file other relevant documents concerning the proposed merger transaction with the SEC. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE MERGER. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus (when available) and the other documents free of charge at the website maintained by the SEC at www.sec.gov.

The documents filed with the SEC by Allis-Chalmers may be obtained free of charge from Allis-Chalmers’ website at www.alchenergy.com or by calling Allis-Chalmers’ Investor Relations department at (713) 369-0550. The documents filed with the SEC by Bronco Drilling may be obtained free of charge from Bronco Drilling’s website at www.broncodrill.com or by calling Bronco Drilling’s Investor Relations department at (405) 242-4444. Investors and security holders are urged to read the joint proxy statement/prospectus, as it may be amended or supplemented from time to time, and the other relevant materials before making any voting or investment decision with respect to the proposed merger.
Allis-Chalmers, Bronco Drilling and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective stockholders of Allis-Chalmers and Bronco Drilling in connection with the merger. Information regarding such persons and a description of their interests in the merger are contained in the joint proxy statement/prospectus filed with the SEC, as it may be amended or supplemented from time to time. Information about the directors and executive officers of Allis-Chalmers and their ownership of Allis-Chalmers common stock is set forth in its amended annual report on Form 10-K/A filed with the SEC on April 29, 2008 and in subsequent statements of changes in beneficial ownership on file with the SEC. Information about the directors and executive officers of Bronco Drilling and their ownership of Bronco Drilling common stock is set forth in its amended annual report on Form 10-K/A filed with the SEC on April 29, 2008, as further amended, and in subsequent statements of changes in beneficial ownership on file with the SEC. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus for the merger, as it may be amended or supplemented from time to time.
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5075 Westheimer, Suite 890, Houston, TX 77056
713-369-0550 Fax: 713-369-0555